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                                                                    Exhibit 8(e)

Comercia bank
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226

Gentlemen:

     Reference is made to the Custody Agreement between us dated as of May 1, 1995 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., the Munder Short Term Treasury Fund (the "New Portfolio").

     We request that you act as Custodian under the Agreement with respect to the New Portfolio.

     If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                               Very truly yours,


                               The Munder Funds, Inc.

                               By:  /s/ Lisa Anne Rosen
                                    -------------------
                                    Lisa Anne Rosen

                               Accepted:

                               Comercia Bank

Date:  November 7, 1996        By:  /s/ Julie Elya
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                                    Julie Elya